Exhibit 99.B(h)(7)

AMENDMENT TO TRANSFER  AGENCY AGREEMENT

AMENDMENT made as of December 6, 2012, between The Boston Trust & Walden Funds (formerly, The Coventry Group), a Massachusetts business trust (the “Trust”) and Boston Trust & Investment Management Company (formerly, United States Trust Company of Boston), a Massachusetts chartered banking and trust company (“Transfer Agent”), to that certain Transfer Agency Agreement, dated as of March 23, 1999, as amended, between the Trust and the Transfer Agent. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, the parties wish to update the Agreement to reflect changes in the names of the Boston Trust Balanced Fund and the Walden Balanced Fund;

NOW, THEREFORE,  in consideration  of the mutual covenants and promises hereina fter contained and for good and valuable consideration, the receipt and sufficiency of which  is hereby acknowledged,  the Trust and the Transfer Agent hereby agree as   follows:

1.            Name Change -  Boston Trust Balanced Fund and Walden Balanced  Fund

Schedule A to the Transfer Agency Agreement , attached  hereto, is amended to change  all references to the “BostonTrust Balanced Fund” to the “Boston Trust Asset Management Fund” and all references to the “Walden Balanced Fund” to the “ Walden  Asset Management   Fund”.

2.                                   Miscellaneous.

(a)             This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisio ns of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)             Each reference to the Agreement in the Agreement (as it existed prior to this Amendment)  and  in every other agreement, contract or instrument to which the parties are   bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless  made in writing and executed  by both parties  hereto.

(c)             Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)            This Amendment may be executed in counte rparts, each of which shall be an original but all of which,  taken  together, shall constitute one and the same   agreement.

[signatures on following  page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

THE BOSTON TRUST & WALDEN FUNDS

By:	/s/ Lucia Santini
Name:	Lucia Santini
Title:	President

BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY

By:	/s/ Lucia Santini
Name:	Lucia Santini
Title:	Managing Director

Dated as of:
December 6, 2012

Schedule A

to the

Transfer Agency Agreement

between

The Boston Trust & Walden Funds

and

Boston Trust & Investment Management Company

Name of Fund

Boston Trust Asset Management Fund

Boston Trust Equity Fund

Boston Trust Midcap Fund

Boston Trust SMID Cap Fund

Boston Trust Small Cap Fund

Walden Asset Management Fund

Walden Equity Fund

Walden Midcap Fund

Walden SMID Cap Innovations Fund

Walden Small Cap Innovations Fund

THE BOSTON TRUST & WALDEN FUNDS (f/k/a The Coventry Group)		BOSTON TRUST & INVESTMENT MANAGEMENT COMPANY (F/K/A/ United States Trust Company of Boston)

By:	/s/ Lucia Santini	By:	/s/ Lucia Santini
Name:	Lucia Santini	Name:	Lucia Santini
Title:	President	Title:	Managing Director

Dated: December 6, 2012

SCHEDULE A

TOTHE

INVESTMENT ADVISORY AGREEMENT

BETWEEN

THE BOSTON TRUST & WALDEN FUNDS

AND

BOSTON TRUST INVESTMENT MANAGEMENT, INC.

Name of Fund	Compensation
Boston Trust Asset Management Fund	0.75% of average daily net assets

Boston Trust Equity Fund	0.75% of average daily net assets

Boston Trust Midcap Fund	0.75% of average daily net assets

Boston Trust SMID Cap Fund (3)	0.75% of average daily net assets

Boston Trust Small Cap Fund	0.75% of average daily net assets

Walden Asset Management Fund	0.75% of average daily net assets

Walden Equity Fund	0.75% of average daily net assets

Walden Trust Midcap Fund(2)	0.75% of average daily net assets

Walden SMID Cap Innovations Fund(3)	0.75% of average daily net assets

Walden Small Cap Innovations Fund	0.75% of average daily net assets

THE BOSTON TRUST & WALDEN FUNDS (f/k/a The Conventry Group)		BOSTON TRUST INVESTMENT MANAGEMENT, INC.

By:	/s/ Lucia Santini	By:	/s/ Lucia Santini
Name:	Lucia Santini	Name:	Lucia Santini
Title:	President	Title:	Managing Director

(1)  All Fees are computed daily and paid monthly.

(2)  Approved by Board of Trustees on May 19, 2011.

(3)  Approved by Board of Trustees on August 12, 2011